Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Medium-Term Notes, Series B	$750,000,000	$80,250

_____________
(1)

Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended. The filing fee of $80,250 is being paid in connection with the registration of these Medium-Term Notes, Series B.

PRICING SUPPLEMENT NO. 8	Rule 424(b)(8)
DATED: November 28, 2006	File No. 333-136666
(To Prospectus dated August 16, 2006,
and Prospectus Supplement dated August 16, 2006)

THE BEAR STEARNS COMPANIES INC.
Medium-Term Notes, Series B

Principal Amount: $750,000,000	Floating Rate Notes [x]	Book Entry Notes [x]

Original Issue Date: 12/4/2006	Fixed Rate Notes [ ]	Certificated Notes [ ]

Maturity Date: 12/4/2008	CUSIP#: 073928S61

Option to Extend Maturity:	No Yes	[x] [ ] Final Maturity Date:

Redeemable On	Redemption Price(s)	Optional Repayment Date(s)	Optional Repayment Price(s)
N/A	N/A	N/A	N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:	Maximum Interest Rate: N/A
[ ] Commercial Paper Rate	Minimum Interest Rate: N/A
[ ] Federal Funds Effective Rate
[x] Federal Funds Open Rate	Interest Reset Date(s): Daily
[ ] Treasury Rate	Interest Reset Period: On the same business day as each Interest Reset Date
[ ] LIBOR Reuters	Interest Payment Date(s): *
[ ] LIBOR Telerate
[ ] Prime Rate
[ ] CMT Rate
Initial Interest Rate: 5.38%	Interest Payment Period: Quarterly
Index Maturity: N/A
Spread (plus or minus): +0.13%

*      Commencing March 4, 2007 and on the 4th of each June, September, December and March thereafter, up to and including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.